EXHIBIT 32.1

NORTHWEST NATURAL GAS COMPANY
Certificate Pursuant to Section 906
of Sarbanes – Oxley Act of 2002

Each of the undersigned, DAVID H. ANDERSON, Chief Executive Officer, and BRODY J. WILSON, the Chief Financial Officer, Treasurer, Chief Accounting Officer and Controller of NORTHWEST NATURAL GAS COMPANY (the Company), DOES HEREBY CERTIFY that:

1.           The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 8th day of May 2017.

/s/ David H. Anderson
David H. Anderson
Chief Executive Officer

/s/ Brody J. Wilson
Brody J. Wilson
Chief Financial Officer,
Treasurer,
Chief Accounting Officer, and
Controller

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northwest Natural Gas Company and will be retained by Northwest Natural Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.